CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) dated January 23, 2008 relating to the financial statements of Orbit Acquisition Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York
July 22, 2008